SCHEDULE 14A
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SCHEDULE 14A INFORMATION

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Food Technology Service, Inc.

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FOOD TECHNOLOGY SERVICE, INC.
502 Prairie Mine Road
Mulberry, Florida 33860

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 26, 2004

TO THE SHAREHOLDERS OF FOOD TECHNOLOGY SERVICE, INC.:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of the Shareholders of Food Technology Service, Inc., a Florida corporation (the “Company”) will be held at the Mulberry Civic Center, 901 5 th Street, N.E., Mulberry, Florida 33860, on May 26, 2004, at 9:00 a.m., local time, to act on the following matters:

     To elect six (6) persons to serve as Directors of the Company until the 2005 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified;

     To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only Shareholders of record at 5:00 p.m., Eastern Standard Time, on April 9, 2004, are entitled to receive notice of, and to vote at the Annual Meeting.

     A Proxy Statement and form of Proxy are enclosed.

     You are cordially invited to attend the meeting. Whether or not you expect to be present, please sign and date the accompanying proxy card and return it promptly in the enclosed postage-paid envelope. Instructions are included with the proxy card. If you attend the Annual Meeting, you may vote in person if you wish. The proxy may be revoked at any time prior to its exercise.

By Order of the Board of Directors

/s/ Richard G. Hunter

Richard G. Hunter, Ph.D.
President

April 16, 2004
Mulberry, Florida

GENERAL INFORMATION
VOTING SECURITIES
ELECTION OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
SELECTION OF INDEPENDENT AUDITORS
SOLICITATION COSTS
SHAREHOLDER PROPOSALS
OTHER MATTERS

FOOD TECHNOLOGY SERVICE, INC.
502 Prairie Mine Road
Mulberry, Florida 33860

PROXY STATEMENT
2004 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 26, 2004

GENERAL INFORMATION

     This Proxy Statement is being furnished to the holders (“Shareholders”) of the Common Shares, par value $.01 per share (the “Common Shares”), of Food Technology Service, Inc., a Florida corporation (the “Company”) in connection with the 2004 Annual Meeting of Shareholders to be held on May 26, 2004, at 9:00 a.m. (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the Mulberry Civic Center, 901 5 th Street, N.E., Mulberry, Florida 33860. This Proxy Statement is first being sent to Shareholders, together with the Notice of Annual Meeting, on or about April 16, 2004.

     At the Annual Meeting, Shareholders will be asked to consider and vote on the election of six (6) persons to serve as Directors on the Board. The Shareholders will also be asked to transact such other business as may properly come before the meeting or any adjournment thereof.

     A copy of the Company’s Annual Report for 2003 is enclosed.

VOTING SECURITIES

     The Board of Directors has fixed 5:00 p.m., Eastern Standard Time, on April 9, 2004, as the record date (the “Record Date”) for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On April 9, 2004, there were 11,001,038 issued and outstanding Common Shares of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting. The affirmative vote of a majority of those shares represented at the meeting is necessary for the election of the nominees as Directors.

ELECTION OF DIRECTORS

     The Company currently has six (6) Directors, each of whose term of office will expire at the Annual Meeting. The Board of Directors has nominated six (6) persons to stand for election as a Director, to serve until the 2005 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

Nominees for Director

     Each Director of the Company serves as a Director for a term of one (1) year and until his successor is duly elected and qualified. The following sets forth for each Nominee, his name and age, positions and/or offices held with the Company, the period during which each Nominee served in such positions and/or offices, a description of his business experience during the past five (5) years or more, and other biographical information.

     Richard G. Hunter, Ph.D., age 52, was elected President, Chief Executive Officer and Director on September 11, 2001. Dr. Hunter was formerly Deputy State Health Officer of the Florida Department of Health from 1995 to September 2001 and Assistant State Health Officer from 1989 to 1995.

     Thomas J. Daw, age 65, has served as a Director since July 19, 2000 and currently acts as Chairman. He brings over 40 years of sales and marketing experience with ConAgra and Rath Packaging

Company. He designed and implemented ConAgra’s successful “Country Pride” brand of fresh prepackaged poultry. He served as Vice President of Sales of the ConAgra Butterball Division. Prior to retirement after 22 years with the company, he was Vice President of ConAgra’s Western Retail Division.

     Frank M. Fraser, age 68, served as a Director of the Company from May 1992 through September 1993. He was reelected as a Director in July 1996. In June 1964, Mr. Fraser joined Atomic Energy of Canada Limited (now MDS Nordion) as a project engineer. He served in various positions with MDS Nordion until May 1998, when he retired as Vice President of Market Development. He is a Director of the Canadian Irradiation Centre Laval, Quebec, Canada. He is also the Canadian delegate to the International Consultative Group on Food Irradiation and has chaired the international meeting on radiation processing.

     David Nicholds, age 57, has served as a Director of the Company since September 1998. He is Vice President, General Counsel and Corporate Secretary of MDS Nordion. He joined MDS Nordion in 1989. He is a board Director for a number of companies in North America and Europe and has been involved in corporate governance and the irradiation industry for many years.

     John T. Sinnott, M.D., F.A.C.P., age 55, received his medical degree from the University of South Alabama College of Medicine in 1978. Since 1991, he has been Director of the Microbiology Laboratory, South Florida Regional Bone and Tissue Bank, Tampa, Florida. He is also a Professor in the Department of Pediatrics; an Associate Professor of Surgery; Director of Infectious Diseases and Tropical Medicine, Department of Internal Medicine; and a member of the Teaching Faculty, Center for HIV Education and Research with the University of South Florida College of Medicine. He became a Director of the Company in 2002.

     Michael W. Thomas, age 47, joined MDS Nordion in 1980 and has worked in each of that company’s major business segments. Since August 1998, he has occupied his present position as Vice President and Chief Financial Officer and prior to that he was the Director of Engineering and Commercial operations for the Gamma Sterilization Business Segment of MDS Nordion. He became a Director of the Company in 2002.

     Except with respect to Messrs. Nicholds and Thomas, who are appointees of MDS Nordion, (See “Certain Relationships and Related Transactions”), there are no arrangements between any Nominee and any person pursuant to which he was, or will be, selected as a Director.

Director Meetings and Committees

     During the year ended December 31, 2003, the Board of Directors of the Company held a total of four (4) meetings. Each of the Directors attended at least 80% of the board meetings held. The Company presently complies with the director independence requirements of NASDAQ, as currently in effect and applicable to the Company.

     On December 1, 2003, NASDAQ adopted new listing standards for companies that list on NASDAQ. Recognizing the challenges that small business issuers face in meeting the new requirements, small business filers have been given additional time and will not be required to comply with the new requirements until July 31, 2005. The Company intends to satisfy the new standards on or before the July 31, 2005 compliance date.

     Audit Committee

     The Company has a standing Audit Committee comprised of two (2) members. For year 2003, the members of the Audit Committee were Messrs. Daw and Fraser. The Audit Committee met one time during 2003. Each of the members of the Audit Committee is a member of the Board of Directors, and each of the members of the Audit Committee are “independent” as such term is defined in the NASDAQ listing standards currently in effect and applicable to the Company. The Company does not have an Audit Committee “financial expert” serving on its Audit Committee. None of its independent Directors fit the definition of financial expert as set forth in Rule 406 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934. The background and experience of each of the Audit Committee members is more fully disclosed in their biographies under “Nominees for Director” above.

     The mission of the Company’s Audit Committee is to ensure accurate and reliable financial reporting by the Company, and to promote Shareholder confidence in the reliability of the Company’s financial information. To this end, the Audit Committee independently reviews and oversees the Company’s internal reporting process, and helps ensure that management develops and adheres to a sound system of internal controls. The Audit Committee also is responsible for retaining and overseeing the Company’s independent auditors, and facilitates the auditors’ objective review and assessment of the Company’s financial statements and its internal reporting practices. The Audit Committee serves as a forum, separate from management, within which the independent auditors, among others, can candidly address issues of concern. To specify and clarify the duties of the Audit Committee, the Company has adopted a formal written charter. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.

     The Company’s Audit Committee is in compliance with the NASDAQ listing standards, as currently in effect and applicable to the Company. The new Audit Committee requirements of the NASDAQ do not become effective with respect to the Company until July 31, 2005. Among other things, the new Audit Committee requirements will affect the composition, qualifications, and independence standards of the members of the Company’s Audit Committee, the contents of the Committee’s charter, the frequency of the Committee’s meetings, the responsibilities of the Committee with respect to the Company’s auditors, the establishment and oversight by the Committee of complaint procedures, the authority of the Committee to retain outside advisors, the funding of the Committee, and the oversight by the Committee of related party transactions. The Company intends to voluntarily comply with the new Audit Committee standards of NASDAQ as soon as practicable and well in advance of the July 31, 2005 compliance deadline.

     In connection with its duty to ensure the independence of the Company’s auditors, and consistent with “Independence Standards Board Standard No. 1”, the Audit Committee obtained from the Company’s independent public accountants and carefully reviewed, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence. Based on the written statement of the accountants and the Audit Committee’s discussions with the same regarding certain relationships that may impact the auditors’ objectivity, the Audit Committee concluded that it was satisfied with respect to the auditors’ independence. The Audit Committee also discussed with the independent public accountants the plans for the audit engagement, approved the services to be performed, determined the range of audit and non-audit fees, and reviewed the Company’s system of internal accounting and controls.

     Following the completion of the auditors’ examination of the Company’s financial statements, the Audit Committee discussed and reviewed with the auditors all communications required to be addressed by generally accepted auditing standard, including those describe in Statement on Auditing Standards No. 61 “Communications with Audit Committees”. With management present, the Audit Committee and the independent auditors reviewed and discussed the results of the auditors’ examination of the financial statements. The Audit Committee also reviewed and discussed with the auditors and management the audited financial statements for the year ended December 31, 2003. Based on the foregoing reviews and discussions, the Audit Committee determined that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for year ended 2003, for filing with the Securities and Exchange Commission.

     The Audit Committee also recommended the reappointment of the independent auditors for the Company’s year ending December 31, 2004 and the Board of Directors concurred in such recommendation.

     Nominating Committee

     The Company does not have a standing Nominating Committee. The NASDAQ’s revised listing standards include new requirements for nominating committees of companies listed on NASDAQ, including a requirement that nominating committees be comprised entirely of independent Directors. The Company is not required to be in compliance with the new nominating committee rules until July 31, 2005. The Company’s Board intends to voluntarily comply with the new NASDAQ requirements well in advance of the July 31, 2005 compliance deadline.

     Compensation Committee

     The Company does not have a standing Compensation Committee. The NASDAQ’s revised listing standards include new requirements for compensation committees of companies listed on NASDAQ, including a requirement that compensation committees be comprised entirely of independent Directors. The Company is not required to be in compliance with the new compensation committee rules until July 31, 2005. The Company’s Board intends to voluntarily comply with the new NASDAQ requirements well in advance of the July 31, 2005 compliance deadline.

Shareholder Communications with Directors

     At the 2004 Annual Meeting of the Board of Directors, following the Annual Meeting of Shareholders, the Board intends to adopt new policies and procedures relating to Shareholder communications with the Company’s Directors. It is presently anticipated that this initiative will provide that Shareholders and other interested parties wishing to contact any member (or all members) of the Board of Directors, any committee of the Board, or any chair of any such committee may do so by mail, addressed, either by name or title, to the Board of Directors or to any such individual Directors or group or committee of Directors, and that all such correspondences should be sent to the Company’s principal office.

     Code of Ethics

     The Company does not currently have a Code of Ethics which applies to its principal executive officer and principal financial officer. However, the Company proposes to adopt such a Code of Ethics at the Annual Meeting of Directors, scheduled to be held immediately after the Annual Shareholders Meeting. The proposed Code of Ethics, a copy of which is attached hereto as Exhibit A, contains written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Commission and in other public communications made by the registrant;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•	Accountability for adherence to the code.

Compensation of Directors

     On March 1, 2001, the Board of Directors approved a compensation package to “outside” Directors by granting them options to purchase 6,000 shares annually and $500 cash per Board Meeting. The options, which expire five (5) years from the date of grant, are exercisable at the fair market value on the date of grant. During the year ended December 31, 2003, the Company granted options to purchase 6,000 shares each to Messrs. Fraser, Daw and Sinnott. Such options are exercisable at $1.02 per share. Non-employee Directors are also reimbursed for out-of-pocket expenses.

Executive Officers’ Compensation

     The following table is a summary of the cash and non-cash compensation paid to or accrued for the past three (3) fiscal years for the Company’s Chief Executive Officer. There are no other officers or individuals whose compensation exceeded $100,000 for the year ended December 31, 2003.

Summary Compensation Table
	Annual			Long-Term
	Compensation			Compensation Awards
Name and	Fiscal			Restricted	Securities
Principal Position	Year	Salary	Bonus	Stock	Underlying Options
Richard G. Hunter(1)	2003	$100,000
President and Chief	2002	100,000	$10,000
Executive Officer	2001	32,692	$10,000	100,000	100,000

(1)	Dr. Hunter assumed the position of President and CEO on September 11, 2001. On September 1, 2001, the Company entered into a five-year employment agreement with Dr. Hunter, which provides for an annual compensation of $100,000. Dr. Hunter received 20,000 shares of the Company’s Common Stock upon commencement of employment and was granted a sixty-day option to purchase 80,000 additional shares at $1.40 per share, the market price on the date of grant. The Company loaned to Dr. Hunter the amount necessary to purchase the 80,000 shares. The loan is forgivable in amounts of 25% on each of the first four anniversaries of employment. Dr. Hunter also received options to purchase 100,000 shares of the Company’s Common Stock exercisable at $1.47 per share, the fair market value on the date of grant. The options vest as to 20% on each anniversary of employment.

Options Granted or Exercised in 2003 and Year End Option Values

     The following table reflects the options granted to the Company’s Chief Executive Officer during 2003:

					Potential Realizable
					Value at Assumed Annual
	Number of	Percent of Total			Rates of Stock Price
	Securities	Options Granted to			Appreciation for
	Underlying Options	Employees in Fiscal	Exercise Price	Expiration	Option Term(2)
Name	Granted (1)	Year	($/sh)	Date	5%	10%
Richard G. Hunter	20,000	100%	$.90	1/1/13	$32,660	$51,780

(1)	All options were granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Options vest at the rate of 20% per year for each of the first five years after the date of grant and terminate ten years from the date of grant.

(2)	The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company’s stock increasing 63.3% and 158.9%, respectively over the term of the option.

     There were no options exercised during 2003 by the Company’s Chief Executive Officer. The following table presents information regarding the number of unexercised Securities Underlying Options at year-end held by the Company’s Chief Executive Officer.

	Number of Unexercised		Value Of Unexercised in-
	Securities Underlying		the-Money Options at
	Options at Year-End		Year-End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard G. Hunter	40,000	80,000	—	$3,200

(1)	The fair market value of the Company’s shares of Common Stock was $1.06 on December 31, 2003.

Equity Compensation Plan Information

     The Company has utilized its stock option plans and in the future may continue to utilize such plans to attract, maintain and develop management by encouraging ownership of the Company’s Common Stock by Directors, executive officers and other key employees. The following are summaries of the provisions of the Company’s stock option plans. These summaries are qualified in their entirety by reference to the plans. Copies of the plans may be obtained from the Company upon request.

     1992 Incentive and Non-Statutory Stock Option Plan. The Company’s 1992 Incentive and Non-Statutory Stock Option Plan was approved by the Shareholders and became effective August 25, 1992 (the “Plan”). The Plan expired on August 25, 2002. The Plan authorized the granting of both Incentive Stock Options, as defined under Section 422 of the Internal Revenue Code of 1986 (“ISO”), and Non-Statutory Stock Options (“NSSO”) to purchase Common Stock. All employees of the Company were eligible to participate in the Plan. The Plan also authorized the granting of options to Directors and consultants of the Company. A committee designated by the Board of Directors was responsible for the administration of the Plan and determined the employees to be granted options, the period during which each option will be exercisable, exercise price, the number of shares of the Common Stock covered by each option, however, the exercise price for the purchase of shares subject to such an option could not be less than 100% of the fair market value on the date the option is granted. The vesting periods for options granted under the Plan were set forth in an option agreement entered into with the optionee. No option granted pursuant to the Plan were transferable otherwise than by will or the laws of descent and distribution. The committee determined the term of each option, but in no event could such term exceed ten (10) years from the date of grant. Upon the occurrence of a “change in control” of the Company, the maturity of all outstanding options are accelerated automatically, so that all such options become exercisable in full. A “change in control” includes certain mergers, consolidations, reorganizations, sales of assets, or dissolution of the Company. There were 300,000 shares of Common Stock subject to the Plan.

     2000 Incentive and Non-Statutory Stock Option Plan. The Company’s 2000 Incentive and Non-Statutory Stock Option Plan was approved by the Shareholders to replace the 1992 Plan. The 2000 Plan, covering 500,000 shares, became effective June 23, 2000. The terms of the Plan are identical to those of the 1992 Plan which are set forth above.

     The following table summarizes certain information about the Company’s stock option plans as of December 31, 2003.

			Number of Securities
	Number of Securities	Weighted Average	Remaining Available
	to be Issued upon	Exercise Price of	for Future Issuance
	Exercise of	Outstanding	Under Equity
Plan Category	Outstanding Options	Options	Compensation Plans
Equity Compensation Plan Approved by Security Holders:
1992 Incentive and Non- Statutory Stock Option Plan	40,200	$2.75	-0-
2000 Incentive and Non- Statutory Stock Option Plan	176,356	$1.71	214,644

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Nordion

     The Company, in September 1990, entered into an agreement with MDS Nordion, the Company’s principal Shareholder, (“Nordion”), whereby Nordion agreed to provide irradiation equipment and Cobalt 60 to the Company necessary to operate its irradiation facility. In order to secure payment of the purchase price, additional loans and future advances by Nordion to the Company, the Company and Nordion executed a Convertible Debenture and Mortgage and Security Agreement, both dated January 15, 1992. The balance of the debt at December 31, 2003 was $934,157. This consists of $663,194 US (the “Debt”), plus interest accruing to December 31, 2003 in the amount of $270,963, accruing at the rate of Bank of America’s prime rate in effect from time to time plus 1%.

     On October 22, 1991, the Company entered into a Reimbursement and Indemnity Agreement with Nordion whereby Nordion assisted the Company in obtaining a surety bond in the sum of $600,000 in order to meet State of Florida facility permit bonding requirements. In connection therewith the Company agreed to reimburse Nordion for any liability and expense which Nordion may sustain as a result of its commitments to the bond issuer and secured such obligation under a Mortgage and Security Agreement dated October 22, 1991. The bond continues to be in effect.

     By agreements dated March 6, 2000, April 17, 2000, May 18, 2000 and November 20, 2000, the Company and Nordion agreed and further confirmed that the Debt, and any future advances, including payment of guarantees or indemnities to third parties made by Nordion to the Company’s benefit, shall be convertible at Nordion’s option, at any time, into Common Stock of the Company. The applicable conversion rate is determined based on 70% of the closing price of the Company’s shares listed on NASDA, on the last trade date prior to the exercise of the conversion right. Nordion has waived its rights to convert interest accruing on the indebtedness from February 5, 2000 through January 1, 2005.

     On February 4, 2000, in order to simplify and consolidate the existing security interests securing repayment of the (i) Debt and interest. (ii) indemnity and reimbursement obligations arising from guarantees or indemnities provided by Nordion to third parties for the Company’s benefit, and (iii) future loans or advances, the Company and Nordion, entered into a new Mortgage and Security Agreement. Substantially all of the assets of the Company continue to be pledged as collateral against the obligations of the Company to Nordion.

     In addition to Cobalt 60 purchased from Nordion, Nordion has stored an additional amount of Cobalt 60 at the Company’s facility in anticipation of the Company ‘ s future needs. At the end of 2003, there were approximately 1,253,398 curies of Cobalt 60 both owned and stored at the Company’s facility. Title in and to 251,388 of such curies of Cobalt 60 remains the property of MDS Nordion and may be removed by Nordion at any time. On March 2, 2003, the Company purchased from Nordion an additional 600,000 curies of Cobalt 60 for $839,135 plus freight and installation.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of March 31, 2004, the ownership of Common Stock of the Company of (i) all persons known by the Company to own beneficially 5% or more of such Common Stock, (ii) each current and proposed Director and Officer of the Company and (iii) all current and proposed Directors and Officers as a group, together with their percentage holdings at such date. The addresses of all holders of 5% or more of the Common Stock are included in the table.

Name and Address	Amount and Nature		Percentage
of Beneficial Owner	of Beneficial Owner		of Class
MDS Nordion	4,634,297	(1)	40.2%
447 March Road-Kanata Ontario Canada K2K 1X8
Richard G. Hunter, Ph.D.	140,000	(2)	1.3%
Thomas J. Daw	16,356	(3)	*
Frank M. Fraser	34,000	(4)	*
David Nicholds	4,634,297	(1)	40.2%
Michael W. Thomas	4,634,297	(1)	40.2%
John T. Sinnott, M.D. F.A.C.P.	12,000	(5)	*
All Directors and Officers as a group (6 persons)	4,836,653	(6)	41.7%

*	Less than 1%

1)	Includes 517,715 shares of Common Stock which are issuable upon conversion of $663,194 of indebtedness owed Nordion by the Company, based on the market price of the Company’s shares of Common Stock on March 31, 2004 ($1.83 per share). See “Certain Relationships and Related Transactions-Agreements with MDS Nordion.” Messrs. Nicholds and Thomas are the designees of Nordion to serve on the Company’s Board of Directors. Messrs. Nicholds and Thomas own less than 1% of the Capital Stock of MDS Nordion and they disclaim beneficial ownership of the Common Stock of the Company which Nordion owns or has the right to acquire. Approximately 100% of the outstanding shares of Nordion ‘ s Common Stock is owned by MDS Inc., a Canadian Corporation, whose shares are traded on the Toronto Stock Exchange.

2)	Includes 40,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

3)	Includes 16,356 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

4)	Includes 21,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

5)	Includes 12,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

6)	Includes 607,071 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days and shares underlying convertible debt.

Section 16(a) Beneficial Ownership Reporting Compliance

     The Company believes that the reporting requirements, under Section 16(a) of the Exchange Act, for all its Executive Officers, Directors, arid each person who is the beneficial owner of more than 10% of the Common Stock of a Company were satisfied.

SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors of the Company has selected the accounting firm of Faircloth & Associates, P.A., (“Faircloth”) to serve as independent auditors of the Company for the year ended December 31, 2003. Faircloth has served as the Company’s independent auditors since 1986 and is considered by management of the Company to be well qualified. Faircloth has advised the Company that neither it nor any of its members has any financial interest, direct or indirect, in the Company in any capacity.

Fee Disclosure

     The following is a summary of the fees billed to the Company by Faircloth for professional services rendered for the fiscal years ended December 31, 2003 and December 31, 2002:

	Year Ended December 31,
	2003	2002
Audit Fees(1)	$10,950	$9,950
Tax Fees(2)	$1,575	$1,575

Total	$12,525	$11,525

(1)	Audit Fees. These are fees for professional services for the audit of the Company’s annual financial statements, and for the review of the financial statements included in the Company’s filings on Form 10-QSB, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.

     The Audit Committee has considered whether (and has determined that) the provision by Faircloth of the services described under Tax Fees is compatible with maintaining Faircloth’s independence from management and the Company. In addition, all of the services rendered to the Company by Faircloth were pre-approved by the Audit Committee.

     A representative of Faircloth will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     The Company is presently working with its legal counsel to establish formal pre-approval policies and procedures for future engagements of the Company’s accountants. The new policies and procedures will be detailed as to the particular service, will require that the Board or an Audit Committee thereof be informed of each service, and will prohibit the delegation of pre-approval responsibilities to management. It is currently anticipated that the Company’s new policy will provide (i) for an annual pre-approval, by the Board or Audit Committee, of all audit, audit-related and non-audit services proposed to be rendered by the independent auditor for the fiscal year, as specifically described in the auditor’s engagement letter, and (ii) that additional engagements of the auditor, which were not approved in the annual pre-approval process, and engagements that are anticipated to exceed previously approved thresholds, will be presented on a case-by-case basis, by the President or Chief Financial Officer, for pre-approval by the Board or Audit Committee, before management engages the auditors for any such purposes. The new policy and procedures may authorize the Board or Audit Committee to delegate, to one or more of its members, the authority to pre-approve certain permitted services, provided that the estimated fee for any such service does not exceed a specified dollar amount (to be determined). All pre-approvals shall be contingent on a finding, by the Board, Audit Committee, or delegate, as the case may be, that the provision of the proposed services is compatible with the maintenance of the auditor’s independence in the conduct of its auditing functions. In no event shall any non-audit related service be approved that would result in the independent auditor no longer being considered independent under the applicable rules and regulations of the Securities and Exchange Commission.

SOLICITATION COSTS

     The Company will bear the costs of preparing, assembling and mailing the Proxy Statement and the 2003 Annual Report in connection with the Annual Meeting.

SHAREHOLDER PROPOSALS

     Eligible Shareholders who wish to present proposals for action at the 2005 Annual Meeting of Shareholders should submit their proposals in writing to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the President no later than January 2, 2005 for inclusion in next year’s Proxy Statement and proxy card. A Shareholder is eligible to present proposals if, at the time he or she submits a proposal or proposals, the Shareholder owns at least 1% or $1,000 in market value of Common Shares and has held such shares for at least one year, and the Shareholder continues to own such shares through the date of the 2005 Annual Meeting.

OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting, other than the proposals specifically set forth in the Notice of Annual Meeting of Shareholders and referred to herein.

By Order of the Board of Directors

/s/ Richard G. Hunter

Richard G. Hunter, Ph.D.
President

April 16, 2004
Mulberry, Florida

Exhibit A

CODE OF ETHICS
OF
FOOD TECHNOLOGY SERVICE, INC.

Purpose

     Food Technology Service, Inc. (“Food Technology” or the “Company”) is committed to the highest level of ethical behavior. Food Technology’s business success depends upon the reputation of the Company and its directors, officer and employees to perform with the highest level of integrity and principled business conduct.

     This Code of Ethics (“Code”) applies to all directors, officers and employees of the Company, including Food Technology’s principal executive officer and principal financial officer, (collectively, “Covered Persons”). This Code is designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Commission and in other public communications made by the registrant;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting to an appropriate person or persons identified in the code of violations of the code; and

•	Accountability for adherence to the code.

     Each Covered Person must conduct himself or herself in accordance with this Code and must seek to avoid even the appearance of improper behavior.

     This Code is not intended to cover every applicable law or provide answers to all questions that might arise; for that Food Technology relies on each person’s sense of what is right, including a sense of when it is appropriate to seek guidance from others on an appropriate course of conduct.

Honest and Ethical Conduct

     Each Covered Person must always conduct himself or herself in an honest and ethical manner. Each Covered Person must act with the highest standards of personal and professional integrity and must not tolerate others who attempt to deceive or evade responsibility for actions. Honest and ethical conduct must be a driving force in every decision made by a Covered Person while performing his or her duties for the Company. When in doubt whether an action is honest and ethical, seek advice from your immediate supervisor or senior management as appropriate.

Conflicts Of Interest

     The term “conflict of interest” refers to any circumstance which would cast doubt on a Covered Person’s ability to act objectively when representing the Company’s interest. Covered Persons should not use their position or association with Food Technology for their own or their family’s personal gain and should avoid situations in which their personal interests (or those of their family) conflict or overlap, or appear to conflict or overlap, with Food Technology’s best interests.

     Some examples of situations which could give rise to a conflict of interest are given below. These examples do not limit the general scope of this policy.

•	If a Covered Person’s association with (or financial interest in) another person or entity would reasonably be expected to interfere with the employee or director’s independent judgment in the Company’s best interest, that association or financial interest creates a conflict of interest.

•	Holding of a financial interest in any present or potential competitor, customer, supplier, or contractor unless the business or enterprise in which the associate holds a financial interest is publicly owned and the financial interest constitutes less than five percent (5%) of the ownership of that business or enterprise.

•	Acceptance of a membership on the Board of Directors or serving as a consultant or advisor to any board of any management of a business which is a present or potential competitor, customer, supplier, or contractor unless approved in writing by the Chief Executive Officer.

•	Engaging in any transaction involving Food Technology from which the associate can benefit, financially or otherwise, apart from regular compensation received in the usual course of business. This prohibition is intended to include lending or borrowing of money, guaranteeing debts, or accepting gifts, entertainment, or favors from a present or potential competitor, customer, supplier, or contractor.

•	Use or disclosure to a third party of any unpublished information obtained by a Covered Person in connection with his or her employment for personal benefit.

     It is our policy and it is expected that all Covered Persons should endeavor to avoid all situations that present an actual or apparent conflict of interest. All actual or apparent conflicts of interest between personal and professional relationships must be handled honestly and ethically. If such person believes he or she may have a conflict of interest, that Covered Person must report the situation and seek guidance from the appropriate party. For purposes of this Code, directors, including the Chairman of the Board, the chief executive officer, and the chief financial officer shall report any such situations to the Chairman of the Audit Committee. Officers (other than the chief executive officer and chief financial officer) and employees of the Company shall report any such situations to their immediate supervisor. It is the responsibility of the Audit Committee Chairman and the Nominating Committee Chairman, as applicable, to determine if a conflict of interest exists or whether such situation is likely to impair the Covered Persons ability to perform his or her assigned duties with the Company, and if such situation is determined to present a conflict, to determine the necessary resolution.

     Loans are expressly prohibited from the Company to all Directors and Executive Officers.

Compliance with Applicable Laws, Rules and Regulations

     Compliance with applicable governmental laws, rules and regulations, and applicable rules and standards of the national securities exchange on which the Company’s securities are listed, both in letter and in spirit, is one of the foundations on which this Company’s ethical policies are built. Each Covered Person must understand and take responsibility for complying with the applicable governmental laws, rules and regulations of the cities, states and countries in which the Company operates, and for complying with the applicable rules and standards of the national securities exchange on which the Company’s securities are listed.

Rules To Promote Full, Fair, Accurate, Timely and Understand-Able Disclosure

     As a public company, Food Technology has a responsibility to report financial information to security holders so that they are provided accurate information in all material respects about the Company’s financial condition and results of operations. It is the policy of the Company to fully and fairly disclose the financial condition of the Company in compliance with applicable accounting principles, laws, rules and regulations. Further, it is the Company’s policy to promote full, fair, accurate, timely and understandable disclosure in all Company reports required to be filed with, or submitted to, the Securities and Exchange Commission (“SEC”) as required by applicable laws, rules and regulations then in effect, and in other public communications made by the Company.

     Covered Persons may be called upon to provide or prepare necessary information to ensure that the Company’s public reports are complete, fair and understandable. The Company expects Covered Persons to take this responsibility seriously and to provide accurate information related to the Company’s public disclosure requirements.

     All books and records of the Company shall fully and fairly reflect all Company transactions in accordance with accounting principles generally accepted in the United States of America, and any other financial reporting or accounting regulations to which the Company is subject. No entries to the Company’s books and records shall be made or omitted to intentionally conceal or disguise the true nature of any transaction. Covered Persons shall maintain all Company books and records in accordance with the Company’s record retention policy.

     All Covered Persons must report to Food Technology any questionable accounting or auditing matters that may come to their attention. This applies to all operating reports or records prepared for internal or external purposes, such as sales or backlog information. If any Covered Person has concerns or complaints regarding questionable accounting or auditing matters of the Company, the Covered Person should contact their immediate supervisor on a confidential basis. If the immediate supervisor is involved in the questionable accounting or auditing matter, or doesn’t timely resolve the Covered Person’s concern, the Covered Person should submit their concern to any of the following on a confidential basis: the principal executive officer, the principal financial officer.

Corporate Opportunities

     Directors and employees are prohibited from taking for themselves opportunities that are discovered through the use of corporate property, information or position, or using corporate property, information or position for personal gain. Directors and employees owe a duty to the Company to advance its legitimate interest when the opportunity to do so arises.

Confidentiality

     Directors and employees must maintain the confidentiality of non-public, proprietary information entrusted to them by the Company, its customers or its suppliers and use that information only to further the business interests of the Company, except where disclosure or other use is authorized by the Company or legally mandated. This includes information disseminated to employees in an effort to keep them informed or in connection with their work activities, but with the instruction, confidential labeling, or reasonable expectation that the information be kept confidential.

Trading On Insider Information

     Inside information includes any non-public information, whether favorable or unfavorable, that investors generally consider important in making investment decisions. Examples including financial results not yet released, imminent regulatory approval of an alliance or other significant matter such as the purchase or sale of a business unit or significant assets, threatened litigation, or other significant facts about a business. No information obtained as the result of employment at, or a director’s service on the Board of Food Technology may be used for personal profit or as the basis for a “tip” to others unless such information is first made generally available to the public.

Protection and Proper Use of Company Assets

     Directors and employees should protect the Company’s assets and ensure their efficient use. Theft, carelessness and waste have an adverse impact on the Company and its profitability. Company assets may only be used for legitimate Food Technology business purposes.

Intellectual Property

     Food Technology expends a great deal of time, effort and money to protect our intellectual property. We are sensitive to issues regarding the improper use of our intellectual property and avoiding the improper use of intellectual property of others, including but not limited to copyrights, trademarks, trade secrets and patents. In fulfillment of our legal obligations with respect to intellectual property rights, Food Technology adheres to copyright laws, including the application of those laws to copyrighted work in print, video, music, computer software or other electronic formats. Employees must not make any unauthorized reproduction of any copyrighted work.

Reporting Of Violations of the Code

     Any Covered Person who becomes aware of any violation of the Code must promptly bring the violation to the attention of the appropriate party as follows: Directors, the Company’s principal executive officer and the principal financial officer shall report on a confidential basis any violations to the Chairman of the Audit Committee; officers and employees of the Company shall report any violations to the Company’s Chairman of the Board, principal executive officer or principal financial officer.

Compliance with Code

     All issues of non-compliance with this policy will be reviewed and evaluated according to the circumstances and severity of the problem. Senior management will take actions, as it deems appropriate, which can include disciplinary action up to and including termination of employment, legal action, and other measures.

Waiver of the Code

     Any waiver of this Code may be made only by the independent directors on the Board of Directors or by an authorized committee of the Board of Directors comprised solely of independent directors, and will be disclosed as required by law, SEC regulations or the rules and standards of the national securities exchange on which the Company’s securities are listed.

FOOD TECHNOLOGY SERVICE, INC.

Annual Meeting of Shareholders May 26, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Common Shares of Food Technology Service, Inc., a corporation organized under the laws of the State of Florida, does hereby appoint Richard G. Hunter and Thomas J. Daw, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Common Shares of Food Technology Service, Inc. that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on April 9, 2004, at the Annual Meeting of Shareholders of Food Technology Service, Inc. to be held at the Mulberry Civic Center, 901 5 th Street, N.E., Mulberry, Florida 33860, on May 26, 2004, at 9:00 a.m., local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

1.	ELECTION OF DIRECTORS

          Richard G. Hunter, Ph.D.; Thomas J. Daw; Frank M. Fraser; David Nicholds; John T. Sinnott, M.D., F.A.C.P.; and Michael W. Thomas

☐	FOR ALL NOMINEES LISTED ABOVE	☐	WITHHOLD AUTHORITY TO VOTE
	(except as marked to the contrary below)		FOR ALL NOMINEES LISTED ABOVE

          (Instructions: To withhold authority to vote for any individual nominee, write that Nominee’s name on the space provided below.)

2.	In their discretion, on such other business as may properly come before the meeting.

PLEASE SIGN AND RETURN PROMPTLY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

(Please Sign and Date on Reverse Side)

(Continued from other side)

(Please sign, date, and return this proxy card exactly as your name or names appear below, whether or not you plan to attend the meeting.)

I plan to attend the Annual Meeting.	I do not plan to attend the Annual Meeting.

Date:		, 2004

Signature(s):

Title or Authority (if applicable)

Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his title. This Proxy shall be deemed valid for all shares held in all capacities that they are held by the signatory.